Exhibit 10.40

SEPARATION AGREEMENT

SEPARATION AGREEMENT, dated as of December 12, 2003 (the “Execution Date”), between Tier Technologies, Inc., a California corporation (“the Company”), and Harry Wiggins (the “Employee”).

WHEREAS, the Employee was employed by the Company and served as Senior Vice President and General Manager, Government Services Strategic Business Unit.

WHEREAS, the Employee desired to resign as Senior Vice President and General Manager, Government Services Strategic Business Unit of the Company and from any and all other positions he may have held with the Company or any of its affiliates (the “Additional Positions”) and to terminate his employment with the Company.

WHEREAS, the Employee and the Company intend that the terms and conditions of this Agreement shall govern all issues relating to the Employee's discontinuation of his employment with the Company.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth below, including the releases given and received herein, the parties hereto agree as follows:

1.             Resignation.  The Employee has elected to resign as an employee of the Company effective December 12, 2003 (the “Resignation Date”).  The Employee resigned as Senior Vice President and General Manager, Government Services Strategic Business Unit of the Company and from all of his Additional Positions, as provided herein.

2.             Payments and Benefits.  In consideration of the release contained in Section 7 hereof, assuming this Agreement has not been revoked under Section 13, below, the parties agree as follows: The Company shall pay the Employee for consulting services as provided in the Independent Contractor Agreement attached hereto as Appendix A.

3.             Other Employment.  Except as otherwise expressly provided herein, the Employee's entitlement to his payments and benefits hereunder shall not be reduced or affected by his earnings from any other source.

4.             Taxes.  The Company shall have the right to deduct from all payments under this Agreement, whether in cash, stock or other property, an amount necessary to satisfy any federal, state or local withholding tax requirements.

5.             Confidentiality.

(a)           The Employee acknowledges that the Confidential information (as hereinafter defined) of the Company is valuable, special and unique to the Company Business, and that such Company Business depends on such Confidential Information; and that the Company wishes to protect such Confidential Information by keeping it confidential for the use and benefit of the Company.  Based on the foregoing, the Employee undertakes:

(i)            to keep any and all Confidential Information in trust for the use and benefit of the Company;

(ii)           except as required by the Employee's duties hereunder or as may be authorized in writing by the Company, not at any time during and for a period of one (1) year after termination of the Employee's employment with the Company, to disclose or use, directly or indirectly, any Confidential Information of the Company;

(iii)          to take all reasonable steps necessary, or reasonably requested by the Company, to ensure that all Confidential Information of the Company is kept confidential for the use and benefit of the Company; and

(iv)          on termination of the Independent Contractor Agreement, attached hereto as Appendix A, or at any other time the Company may in writing so request, to promptly deliver to the Company all materials constituting Confidential Information (including all copies thereof) that are in Employee's possession or under Employee's control.  Further, the Employee undertakes that, if requested by the Company, the Employee shall return any Confidential Information pursuant to this subsection and shall not make or retain any copy of or extract from such materials.

(b)           For purposes of this Section, “Confidential Information” means any and all information developed by or for the Company of which the Employee gained knowledge by reason of Employee's employment with the Company under this Agreement that is not generally known in the industry in which the Company is or may be engaged.  Confidential Information includes, but is not limited to, any and all information developed by or for the Company or customers of the Company, concerning plans, marketing and sales methods, materials, processes, business forms, procedures, devices used by the Company, plans for development of new products, services and expansion into new areas or markets, internal operations and any trade secrets and proprietary information of any type owned by the Company together with all written, graphic and other materials relating to all or any part of the same.  Confidential Information does not include any information which becomes public through some means not controlled by the Employee.

6.             Additional Covenants.

(a)           The Employee further agrees and covenants that:

(i)            unless required by law, he shall not disclose the terms and conditions of this Agreement to anyone other than his immediate family, tax advisor and legal counsel;

(ii)           he shall immediately instruct his immediate family, tax advisor and legal counsel not to disclose the terms and conditions of this Agreement to anyone;

(iii)          he will return to the Company on or before March 31, 20004 any and all property of the Company, records, files, notes, memoranda, reports, work product and similar items and any manuals, drawings, sketches, plans, tape recordings, computer programs, disks, cassettes and other physical representations of any information relating to the Company or its Affiliates or to the business or clients of the Company, whether or not constituting confidential information, and  to promptly return to the Company any of the same that he discovers at any future time and without retaining copies in any form, including electronic; and

(iv)          Cooperation.         The Employee covenants and agrees to cooperate with and make himself readily available to the Company or its General Counsel, as the Company may reasonably request, to assist it in any matter, including but not limited to, providing information, giving truthful testimony in any litigation or potential litigation over which the Employee may have knowledge, information or expertise, and signing routine documents for administrative purposes.

(b)           The Company further agrees and covenants that:

(i)            unless required by law, the Company shall not disclose the terms and conditions of this Agreement to anyone other than its tax advisor, legal counsel, or auditors; and

(ii)           the Company shall, consistent with provisions in the Employee's Indemnity Agreement with the Company, continue to indemnify the Employee with respect to attorneys' fees and related expenses incurred in connection with the representation of the Employee in the ongoing Department of Justice criminal antitrust investigation; and

(iii)          the Company agrees to waive the Non-Competition and Non-Solicitation Provisions contained in Sections 5.1 and 5.2 of the Employment Agreement memorialized on October 29, 2002, with the waiver becoming effective March 12, 2004, upon the conclusion of the Independent Contractor Agreement, attached hereto as Appendix A.

7.             Mutual Waiver and Release.  In consideration of the Company's commitment to the various arrangements described in the preceding paragraphs, the Employee hereby releases and discharges the Company, its divisions, subsidiaries and affiliates and their current and former directors, officers, shareholders, agents and employees, and each of their predecessors, successors, and assigns (collectively “the Releasees”), from any and all claims and causes of action (except for the benefits specifically set forth in this Agreement) arising out of or related to any act or omission prior to the date of this Agreement, including claims related to the Employee's employment or the termination of the Employee's employment.  This release includes, but is not limited to, any claims for salary, bonuses, severance pay, vacation pay or any benefits under the Employee Retirement Income Security Act (except for vested benefits which are not affected by this Agreement); claims for sexual harassment, or discrimination based on race, color, national origin, ancestry, religion, marital status, sex, sexual orientation, citizenship status, pregnancy, leave of absence (including, but not limited to the Family and Medical Leave Act, or any other federal, state, or local leave laws), medical condition or disability (as defined by the Americans with Disabilities Act, or any other state or local law), age (under the Age Discrimination in Employment Act, or any other federal, state or local laws prohibiting age discrimination) or any other unlawful discrimination claims under the Worker Adjustment and Retraining Notification Act, whistleblower claims, and claims for breach of implied or express contract, breach of promise, misrepresentation, negligence, fraud, estoppel, defamation, infliction of emotional distress, violation of public policy or wrongful or constructive discharge, and for attorneys' fees, that the Employee or his heirs, executors, administrators, successors, and assigns now have, ever had or may hereafter have, whether known or unknown, suspected or unsuspected, up to and including the date of this Agreement.  The Employee further agrees, promises and covenants that, to the maximum extent permitted by law, neither the Employee, nor any person, organization or other entity acting on the Employee's behalf, has or will file, charge, claim, sue, or cause or permit to be filed, charged or claimed, any action for damages or other relief (including injunctive, declaratory, monetary relief or other) against the Releasees involving any matter occurring in the past up to the date of this Agreement, or involving or based upon any claims, demands, causes of action, obligations, damages or liabilities which are the subject of this Agreement.  This Agreement shall not affect the Employee's rights under the Older Workers Benefit Protection Act to have a judicial determination of the validity of this release and waiver.

In consideration of the Employee's commitment to the various arrangements described in the preceding paragraphs, the Company hereby releases and discharges the Employee, his heirs, estate, executors, administrators, predecessors, successors, and assigns (collectively “the Releasees”), from any and all claims and causes of action arising out of or related to any act or omission prior to the date of this Agreement, including claims related to the Employee's employment with the Company or the termination of the Employee's employment.

8.             No Claims.  Each party hereby represents that it has not filed or commenced any action, complaint, charge, grievance, arbitration or any other proceedings, administrative or judicial (a “Claim”), against the other.

9.             Jurisdiction.  The Employee hereby submits his person to the jurisdiction of all state courts of the State of Virginia, for the purposes of the enforcement of this Agreement.  All disputes under this Agreement will be determined in the Federal or State courts within the State of Virginia.

10.           No Liability.  By entering into this Agreement, the Company does not admit, and specifically denies, any liability or wrongdoing, and it is expressly understood and agreed that this Agreement is being entered into solely for the purposes of avoiding and amicably resolving all disputes and potential claims between the Employee and the Company and its Affiliates.

11.           Prevailing Party.  If any litigation is commenced between the parties hereto concerning this Agreement or their respective rights, duties and obligations hereunder, the party prevailing in that litigation shall be entitled to reasonable attorneys' fees, to be fixed by the court as part of the costs of the litigation or established in a separate action brought to recover those fees, in addition to any other relief that may be granted.

12.           Miscellaneous.

(a)           This Agreement is personal in its nature and the parties shall not, without the prior written consent of the other, assign or transfer this Agreement or any rights or obligations hereunder; provided that the provisions hereof shall inure to the benefit of, and be binding upon, the heirs, administrators or executors of the Employee and upon each successor of the Company, whether by merger, consolidation or transfer of all or substantially all of its assets.

(b)           This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements or understandings between the parties hereto with respect thereto.

(c)           No modification, amendment or waiver of any provision of, or consent required by, this Agreement, nor any consent to any departure herefrom, shall be effective unless it is in writing and signed by the parties hereto.  Such modification, amendment, waiver or consent shall be effective only in the specific instance and for the purpose for which given.

(d)           Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

(e)           The Agreement and the rights and obligations of the Company and the Employee hereunder shall be governed by and construed and enforced under the laws of the Commonwealth of Virginia, without reference to any principles of conflict of laws.

(f)            Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

13.           Acknowledgments by the Employee.  The Employee acknowledges and agrees that, in deciding to execute this Agreement, he has relied entirely upon his own judgment, that he has read this Agreement and has had adequate time to consider its terms and effects and to ask any questions that he may have of anyone, including legal counsel of his own choosing, and that he has executed this Agreement voluntarily and with full understanding of its terms and its effects on him, and that no fact, evidence, event or transaction currently unknown to him but which may later become known to him will affect in any way or manner the final and unconditional nature of this Agreement.  The Employee further acknowledges that (a) he was advised to consult with an attorney before he executed this Agreement; (b) he was afforded sufficient opportunity to and did consult with an attorney; (c) he had 21 days from his receipt of this Agreement to consider this Agreement before executing and delivering this Agreement; and (d) he may revoke this Agreement by delivering written notice to the Company within a period of seven days following the day on which he executes this Agreement (the “Revocation Period”), and this Agreement shall not become effective or enforceable until after the Revocation Period has expired.  For this revocation to be effective, written notice from the Employee must be received by the Company at its address set forth on the signature page hereof no later than the close of business on the seventh (7th) day after the Employee signs this Agreement.  If the Employee revokes this Agreement, the Employee will not receive any of the payments or benefits described in this Agreement.

BY SIGNING THIS AGREEMENT, THE EMPLOYEE STATES THAT:

(a)           THE EMPLOYEE HAS READ THIS AGREEMENT AND HAS HAD SUFFICIENT TIME TO CONSIDER ITS TERMS;

(b)           THE EMPLOYEE UNDERSTANDS ALL OF THE TERMS AND CONDITIONS OF THIS AGREEMENT AND KNOWS THAT HE IS GIVING UP IMPORTANT RIGHTS;

(c)           THE EMPLOYEE AGREES WITH EVERYTHING IN THIS AGREEMENT;

(d)           THE EMPLOYEE IS AWARE OF HIS RIGHT TO CONSULT WITH AN ATTORNEY BEFORE SIGNING THIS AGREEMENT AND HAS BEEN ADVISED OF SUCH RIGHT;

(e)           THE EMPLOYEE HAS SIGNED THIS AGREEMENT KNOWINGLY AND VOLUNTARILY; AND

(f)            THIS AGREEMENT INCLUDES A RELEASE BY THE EMPLOYEE OF ALL KNOWN AND UNKNOWN CLAIMS.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first set forth above.

TIER TECHNOLOGIES, INC.

By:	/s/ James R. Weaver
James R. Weaver
President and CEO

Address:	Tier Technologies, Inc.
10780 Parkridge Blvd., Suite 400
Reston, VA 20191

EMPLOYEE

By:	/s/ Harry Wiggins
Name: Harry Wiggins

Address:	3525 Aviary Way
Lake Ridge, VA 22192

INDEPENDENT CONTRACTOR AGREEMENT

This Independent Contractor Agreement (the “Agreement”) by and between Tier Technologies, Inc., (“Tier”) and Harry W. Wiggins (“Wiggins”), shall be effective December 13, 2003, upon both parties duly signing the Agreement as provided below.  Tier and Wiggins may collectively be referred as the Parties and individually as a Party.

WHEREAS, Wiggins was an employee of Tier;

WHEREAS, Wiggins resigned from Tier effective December 12, 2003;

WHEREAS, Tier has requested and Wiggins has agreed to provide ongoing short-term transition services, as set forth below;

NOW, THEREFORE, in consideration of the promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Wiggins agrees to provide and Tier agrees to accept certain services from Wiggins as set forth below:

1.                                       Services:  For a period of three (3) months, commencing December 13, 2003 and concluding March 12, 2004 (the “Term”), Wiggins shall assist Tier in effecting an orderly transition of the business of the Government Services Strategic Business Unit (“SBU”).  These efforts shall include, but not be limited to, completing existing projects, preparing summaries of ongoing business matters and assisting Tier personnel in continuing to conduct the business of the SBU (the “Services”).  Wiggins shall work directly under James R. Weaver, President and CEO of Tier.   Wiggins agrees to use good faith efforts in performing these Services.

2.             Fees and Payment.

a.               Fees:  Wiggins shall be compensated for his Services performed pursuant to the terms of this Agreement as follows:

i.                                          The sum of $28,824.57 for the period of December 13, 2003 through January 12, 2004;

ii.                                       The sum of $26,324.57 for the period of January 13, 2004 through February 12, 2004; and

iii.                                    The sum of $26,324.57 for the period February 13, 2004 through March 12, 2004.

b.              Expenses:  Provided Wiggins has received Tier's prior approval, Tier will reimburse Wiggins for any reasonable travel, lodging and related expenses.  Original receipts are required in the event any expenses are approved as reimbursable.  James R. Weaver is authorized to approve any such expenses.

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c.               Payment:  Wiggins shall receive the fees set forth above within ten (10) calendar days following Tier's receipt of an invoice from Wiggins.  Invoices should be sent to James R. Weaver at the following address:

Tier Technologies, Inc.

10780 Parkridge Blvd., Suite 400

Reston, VA  20191

Payment to Wiggins shall be made by check to the address listed below:

Harry W. Wiggins

3525 Aviary Way

Lake Ridge, VA  22192

3.             Restrictions.  Wiggins agrees that the Services shall be provided at the request, and under the direct supervision, of James R. Weaver only.  Wiggins shall not directly contact any of Tier's clients or individuals within those entities unless directed to do so by James R. Weaver.  Wiggins shall have no authority to legally bind Tier in any manner, to sign for or represent Tier, to negotiate or agree to any contract or payment terms or other legal terms and conditions, unless otherwise expressly directed in writing by Tier.

4.             Independent Contractor.  Wiggins acknowledges that he will perform the Services as an independent contractor and that he will not be an employee or agent of Tier.  At no time shall Wiggins be eligible to participate in the benefits of any sort which Tier offers to its employees.  Wiggins agrees to maintain a place of business at a location other than the premises of Tier and to use his own equipment and supplies in performing the Services.  Wiggins shall be responsible for paying all ordinary and necessary expenses incurred in performing the Services, including, but not limited to, all local and long distance phone charges, applicable taxes, insurances, workers' compensation insurance, and state disability insurance necessary to provide the Services.

5.             Performance Warranty.  Wiggins warrants, at all times during the term of this Agreement and in performing the Services, that he will act professionally, lawfully and in a business like manner.

6.             Confidentiality.  During the term of this Agreement, Wiggins agrees that he will keep in confidence all nonpublic information relating to the terms of this Agreement and Tier's products, trade secrets, business, customers and personnel (collectively, “Proprietary Information”) that may be acquired pursuant to, or in connection with, this Agreement.  During and for a period of three (3) years after the term of this Agreement, Wiggins will not, without the prior written consent of an officer of Tier, disclose any of such Proprietary Information.  Notwithstanding the foregoing, it is agreed that Proprietary Information shall not include any information which: (i) has become publicly known through no wrongful act of Wiggins; (ii) has been rightfully received by Wiggins from a third party without restriction on disclosure and without breach of any agreement with Tier; or (iii) has been approved for release by written authorization executed by an authorized officer of Tier.

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7.             Indemnification.  Each Party shall indemnify and hold the other Party (including its affiliates, officers, agents, employees, and volunteers) harmless from and against any and all liability, loss, cost, expenses, including reasonable attorney's fees and cost, or damages howsoever caused by reason of any injury or damages resulting from or in any way connected with any negligent or willful misconduct in the performance of this Agreement.

8.             Limitation of Liability.  EXCEPT FOR THE INDEMNIFICATION OBLIGATIONS IN SECTION 7 OF THIS AGREEMENT, NEITHER PARTY SHALL HAVE ANY LIABILITY UNDER THIS AGREEMENT TO THE OTHER FOR DIRECT, INDIRECT, CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES, EVEN IF SUCH PARTY HAS BEEN NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES AND NOTWITHSTANDING THE FAILURE OF AN ESSENTIAL PURPOSE OF THIS AGREEMENT.

9.             Notice.   Any notice or other communication hereunder shall be in writing.  If to Tier:  James R. Weaver, Tier, 2001 N. Main Street, Suite 500, Walnut Creek, CA  94596.  With a copy to: Legal Dept. (same address).  All notices provided to Wiggins shall be sent to the address listed in section 2(c) of this Agreement.

10.           Entire Agreement/Modifications.  This Agreement contains the complete agreement between the Parties and the terms hereof are contractual and not a mere recital.  No modification hereof shall be binding on either of the Parties unless it has been agreed to in writing and signed by each of the Parties and identified as an amendment to this Agreement.

11.           Assignment.  This Agreement and the rights hereunder are not transferable or assignable by either Party without the prior written consent of the other, non-assigning Party.

12.           Acknowledgment.  The Parties acknowledge and agree that they have read the terms of this document and that they have had sufficient opportunity to discuss it with their respective attorneys and that they understand its terms and effects.

13.           Severability.  If any provision of this Agreement shall be held or deemed to be invalid, inoperative or unenforceable, such circumstance shall not render the remainder of it invalid, inoperative or unenforceable, and this Agreement shall be reformed so that it is enforceable to the maximum extent permitted by law.

14.           Governing Law.  This Agreement shall be governed and interpreted in accordance with the laws of the State of Virginia, without regard to its conflicts of law principles.

[signature page follows]

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IN WITNESS WHEREOF, and intending to be legally bound hereby, Tier and Wiggins have executed and signed this Agreement on the date stated below.

AGREED AND ACCEPTED:		AGREED AND ACCEPTED:

TIER TECHNOLOGIES, INC.		HARRY W. WIGGINS
2001 N. Main St., Suite 500		3525 Aviary Way
Walnut Creek, CA 94596		Lake Ridge, VA 22192

By:	/s/ James R. Weaver	By:	/s/ Harry W. Wiggins
James R. Weaver		Harry W. Wiggins

Its President and CEO

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